SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2004

BIOPURE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	011-15167	04-2836871

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Hurley Street, Cambridge, Massachusetts	02141

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-234-6500

ITEM 9. REGULATION FD DISCLOSURE
SIGNATURE

ITEM 9.  REGULATION FD DISCLOSURE

     On April 14, 2004, the Company and Steelhead Investments Ltd. dismissed with prejudice litigation initiated by Steelhead in June 2003, as described under “Legal Proceedings” in the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2004. The Company has issued 350,000 shares of its common stock to a nominee of Steelhead, and the parties to the litigation have signed mutual general releases. Steelhead had originally sought at least $15.5 million in monetary damages.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOPURE CORPORATION
Date: April 14, 2004	By: /s/ Ronald F. Richards Ronald F. Richards Chief Financial Officer